Exhibit 99.1
NEWS RELEASE

Bonanza Creek Energy Provides Update to 2020 Operating Plan

DENVER, March 12, 2020 /Globe Newswire/ – Bonanza Creek Energy, Inc. (NYSE: BCEI) (“Bonanza Creek” or the “Company”) today updated its 2020 operating plan due to the unprecedented drop in commodity prices.

Consistent with the Company’s focus on economic returns, financial strength, and operational flexibility, Bonanza Creek is significantly reducing planned development activity in 2020.

•The Company’s operated drilling rig will finish the final well on its current pad this week and then be released
•Ongoing completion activities involving the two final XRL wells of an 8-well pad will be finished within two weeks and the pad will be brought online later this year. Further completion activities will be suspended

Absent additional development activity, the Company expects to exit 2020 with no debt and 4Q 2020 production that is approximately flat with 4Q 2019. Should commodity prices recover, and the economic returns justify their completion, the Company can quickly restart development activity with the completion of two pads in late 2020 that should maintain flat production into 2Q 2021.

•Full Year 2020 production is expected to be 24.0 - 25.0 MBoe/d
•Total 2020 annual capital expenditures are expected to be $80 - $100 million excluding the completion of the two aforementioned pads in late 2020
•Outside-operated activities in French Lake are now expected to start in 2021
•A flat 2020 production profile, together with reduced capex and 2020 hedge revenue, is expected to generate significant free cash in 2020
•The Company currently has $80 million drawn on its credit facility, and its leverage ratio (net debt / last-twelve-months’ Adjusted EBITDAX) was 0.3x as of 12/31/19
•The Company plans to use 2020 free cash flow to reduce the amount drawn on its credit facility, and exit 2020 with a lower leverage ratio
•The Company has approximately 90% of its 2020 oil production hedged with an average floor price of approximately $50 per barrel
•The Company will continue to work aggressively to optimize its base production and reduce cash costs related to G&A and operating expenses

“Due to the unprecedented decline in commodity prices, we are exercising our operational flexibility to maintain financial strength and very low leverage,” said Eric Greager, President and Chief Executive Officer of Bonanza Creek. “This updated 2020 plan will generate significant free cash, which will further strengthen our balance sheet and help ensure our success through this volatile period.”

Greager concluded, “We remain focused on generating shareholder value over the long term, and our agility allows us to prudently and swiftly respond to market conditions.”

About Bonanza Creek Energy, Inc.

Bonanza Creek Energy, Inc. is an independent oil and natural gas company engaged in the acquisition, exploration, development, and production of oil and associated liquids-rich natural gas in the Rocky Mountain region of the United States. The Company’s assets and operations are concentrated in rural, unincorporated Weld County within the Wattenberg Field, focused on the Niobrara and Codell formations. The Company’s common shares are listed for trading on the NYSE under the symbol: “BCEI.” For more information about the Company, please visit www.bonanzacrk.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements include statements regarding development and completion expectations and strategy; decreasing operating and capital costs; impact of the Company's reorganization; and updated 2019 guidance. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including the following: changes in natural gas, oil and NGL prices; general economic conditions, including the performance of financial markets and interest rates; drilling results; shortages of oilfield equipment, services and personnel; operating risks such as unexpected drilling conditions; ability to acquire adequate supplies of water; risks related to derivative instruments; access to adequate gathering systems and pipeline take-away capacity; and pipeline and refining capacity constraints. Further information on such assumptions, risks and uncertainties is available in the Company’s SEC filings. We refer you to the discussion of risk factors in our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 28, 2020, and other filings submitted by us to the Securities Exchange Commission. The Company’s SEC filings are available on the Company’s website at www.bonanzacrk.com and on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, including guidance, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information, please contact:
Scott Landreth
Senior Director, Finance & Investor Relations and Treasurer
720-225-6679
slandreth@bonanzacrk.com

Schedule 1: Net Debt
(in thousands)

Net Debt is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines net debt as GAAP long-term debt less GAAP cash and cash equivalents. We believe net debt is an important element for assessing the Company’s liquidity.

The following table presents a reconciliation of GAAP financial measure of long term debt to the non-GAAP financial measure of net debt (in thousands):

As of
12/31/2019
Total Long-Term Debt	$80,000
Cash and cash equivalents	(11,008)
Net Debt	$68,992

Schedule 2: Adjusted EBITDAX
(in thousands, unaudited)

Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management to provide a metric of the Company's ability to internally generate funds for exploration and development of oil and gas properties. The metric excludes items which are non-recurring in nature and/or items which are not reasonably estimable. Management believes adjusted EBITDAX provides external users of the Company’s consolidated financial statements such as industry analysts, investors, lenders, and rating agencies with additional information to assist in their analysis of the Company. The Company defines Adjusted EBITDAX as earnings before interest expense, income taxes, depreciation, depletion, amortization, impairment, exploration expenses and other similar non-cash and non-recurring charges. Adjusted EBITDAX is not a measure of net income (loss) or cash flows as determined by GAAP.

The following table presents a reconciliation of the GAAP financial measure of net income to the non-GAAP financial measure of Adjusted EBITDAX.

Twelve Months Ended
December 31, 2019
Net Income (loss)	$67,067
Exploration	797
Depreciation, depletion and amortization	76,453
Amortization of deferred financing costs	248
Abandonment and impairment of unproved properties	11,201
Stock-based compensation	6,886
Cash severance costs	751
Unused commitments	—
Gain on sale of oil and gas properties	(1,177)
Ad valorem reimbursement	—
Interest expense	2,650
Derivative (gain) loss	37,145
Derivative cash settlements	1,691
Adjusted EBITDAX	$203,712